UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2007

Avon Products, Inc.

(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas

New York, New York 10105-0196

(Address of principal executive offices) (Zip Code)

(212) 282-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2007, Avon Products, Inc. announced that Elizabeth Smith, Executive Vice President and President, North America and Global Marketing, has been appointed to the position of President, Avon Products, Inc., effective as of September 10, 2007.

In connection with her appointment, Ms. Smith’s annual base salary will increase from $650,000 to $750,000, and her annual target bonus under Avon’s Executive Incentive Plan will increase from 80% of base salary to 100% of base salary.

Ms. Smith, age 44, has been Avon’s Executive Vice President and President, North America and Global Marketing since September 2005 and, prior to that, she served as Avon’s Executive Vice President and Brand President since joining Avon in January 2005. Prior to joining Avon, she was with Kraft Foods, Inc. as Group Vice President and President U.S. Beverages and Grocery Sectors from January 2004 to November 2004. Before that she was Group Vice President, Kraft Foods, Inc. and President, U.S. Beverage, Desserts and Cereal from October 2002 to January 2004, and Executive Vice President and General Manager of the Beverage Division from September 2000 to October 2002. Prior to that, she was with Kraft Foods, Inc. as Vice President, Beverage and Desserts Division, from February 2000 to September 2000, and Director of Strategy and New Business Development, Beverage and Desserts Division, from February 1999 to February 2000. Ms. Smith is a director of Carter’s Inc.

The full text of the press release announcing this management change is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release dated September 11, 2007

(Page 2 of 3 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Gilbert L. Klemann, II
Gilbert L. Klemann, II
Senior Vice President and General Counsel

Date: September 14, 2007

(Page 3 of 3 Pages)

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release dated September 11, 2007